Exhibit 99.1 – News Release

Ritchie Bros. reports second quarter 2018 results

VANCOUVER, August 9, 2018 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reported the following results for the three months ended June 30, 2018:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders of $45.7 million improved 159% compared to $17.6 million for the same quarter in 2017. Diluted earnings per share (“EPS”) attributable to stockholders increased 163% to $0.42 versus $0.16 in the second quarter of 2017, while diluted adjusted EPS attributable to stockholders1 (non-GAAP measure) increased 27% to $0.42 from $0.33 in the same respective period. Other key second quarter highlights included:

Consolidated results:

•	Total revenues of $308.5 million increased 22% over the second quarter of 2017

•	Total Company agency proceeds[2] (non-GAAP measure) of $206.8 million increased 24% from $166.2 million in the second quarter of 2017

•	Cash provided by operating activities of $107.9 million for the six-month period ended June 30, 2018

•	Repayment of $27.3 million of long-term debt in the second quarter of 2018, and $56.6 million for the six months ended June 30, 2018

•	Increased quarterly cash dividend by 6% to $0.18 per share

Auctions & Marketplaces (“A&M”) segment:

•	Gross Transaction Value (“GTV”)[3] of $1.4 billion increased 14% from $1.3 billion in the second quarter of 2017

•	Total revenues of $274.3 million increased 21% from $226.4 million in the second quarter of 2017

•	A&M agency proceeds[4] (non-GAAP measure) of $192.5 million increased 25% from $154.6 million in the second quarter of 2017

•	A&M revenue rate[5] and A&M agency proceeds rate[6] (non-GAAP measure), each improved 120 basis points (“bps”) over the second quarter of 2017

“In the second quarter, we delivered strong double-digit revenue and agency proceeds growth on a combined company basis versus prior year through improved execution, positive price realization for our customers and increased A&M revenue rate. We had excellent performance in the US where we delivered strong live auction comps and achieved record quarterly online performance. Also, our US Strategic Accounts team drove strong growth through new customer acquisition. We also generated strong Services revenue growth with RB Financial Services up 42% and Mascus up 43% continuing their strong growth trajectory,” said Ravi Saligram, Chief Executive Officer.

Saligram continued “We were pleased with our earnings growth and our strong operating cash flows in the quarter. This allowed us to pay down $27 million of long-term debt in the quarter and increase the dividend. As we enter the second half, we are encouraged to see our sales teams gaining traction on leveraging our multi-channel solutions and offering the appropriate channel that best meets individual customer needs.”

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1	Diluted adjusted EPS attributable to stockholders is a non-GAAP financial measure. The Company believes that comparing diluted adjusted EPS attributable to stockholders for different financial periods provides useful information about the growth or decline of its diluted EPS attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Diluted adjusted EPS attributable to stockholders is calculated by dividing adjusted net income attributable to stockholders (non-GAAP measure), net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding. Diluted adjusted EPS attributable to stockholders is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures”.

2	The Company’s income statement scorecard includes the non-GAAP measure performance metric, agency proceeds. Agency proceeds is also an element of the performance criteria for certain annual short-term incentive awards the Company grants to its employees and officers. The Company calculates agency proceeds by subtracting the cost of inventory sold and ancillary and logistical service expenses from total revenues.

3	GTV represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

4	A&M agency proceeds is a non-GAAP financial measure that provides useful information about the performance of the Company’s A&M contracts for different financial periods. A&M agency proceeds is calculated as A&M total revenues less cost of inventory sold and is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures”.

5	The Company believes A&M segment total revenues are best understood by considering their relationship to GTV. The metric that the Company uses to measure that performance is A&M revenue rate, which is calculated as A&M total revenues divided by GTV.

6	A&M agency proceeds rate is a non-GAAP financial measure that provides useful information about the performance of our operations by comparing the margins we earn on our contracts for different financial periods. A&M agency proceeds rate is calculated by dividing A&M agency proceeds (non-GAAP measure) by GTV. A&M agency proceeds rate is reconciled to the most directly comparable GAAP measures in our consolidated financial statements under “Non-GAAP Measures”.

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Financial Overview

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's, except EPS)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Service revenues	$214,346	$172,749	24%	$390,362	$296,128	32%
Revenue from inventory sales	94,184	79,864	18%	178,346	155,912	14%
Total revenues	308,530	252,613	22%	568,708	452,040	26%
Costs of services	43,033	36,292	19%	79,690	60,632	31%
Cost of inventory sold	81,702	71,726	14%	157,493	135,127	17%
Selling, general and administrative expenses	101,259	74,377	36%	198,729	144,952	37%
Acquisition-related costs	1,399	22,948	(94%)	3,032	31,575	(90%)
Operating income	64,795	26,888	141%	97,668	50,485	93%
Adjusted operating income (non- GAAP measure)	64,795	51,061	27%	97,668	74,658	31%
Net income attributable to stockholders	45,717	17,635	159%	62,855	28,012	124%
Adjusted net income attributable to stockholders (non-GAAP measure)	45,717	36,436	25%	62,855	49,103	28%
Diluted earnings per share attributable to stockholders	$0.42	$0.16	163%	$0.58	$0.26	123%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.42	$0.33	27%	$0.58	$0.45	29%
GTV	$1,426,412	$1,254,318	14%	$2,587,124	$2,153,728	20%
Agency proceeds (non-GAAP measure)	$206,848	$166,186	24%	$376,655	$290,685	30%
A&M revenue	$274,251	$226,373	21%	$506,818	$405,451	25%
A&M revenue rate	19.2%	18.0%	120 bps	19.6%	18.8%	80 bps
A&M agency proceeds (non-GAAP measure)	$192,549	$154,647	25%	$349,325	$270,324	29%
A&M agency proceeds rate (non-GAAP measure)	13.5%	12.3%	120 bps	13.5%	12.6%	90 bps

Effective January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers (“Topic 606”). Revenues from inventory sales and ancillary and logistical service revenues are presented gross of the related expenses rather than net. Accordingly, in addition to total revenues, the Company has added a new metric to its disclosures called agency proceeds (non-GAAP measure), which presents revenues as previously reported and is calculated as total revenues under Topic 606 less the cost of inventory sold and ancillary and logistical service expenses. Prior periods presented have been restated to conform with this new revenue standard. For further details on Topic 606, refer to the Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018.

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Results of operations – second quarter update

For the three months ended June 30, 2018

Consolidated Performance Highlights

Total revenues increased 22% to $308.5 million in a supply environment that continues to be constrained. Total revenue growth was driven by incremental volume from the acquisition of IronPlanet (the “Acquisition”). The second quarter included three full months of Acquisition volume versus one month of post-Acquisition activity in the second quarter last year. The increase was also due to positive performance of the Company’s live on site auctions and online marketplaces driven by continued price realization, increase in sales of inventory, partial fee harmonization, and an increase in ancillary and logistical services. Foreign exchange had a positive impact on total revenues in the second quarter of 2018.

Agency proceeds (non-GAAP measure) improved 24% to $206.8 million versus $166.2 million in the second quarter of 2017 driven by growth in GTV and service revenues, which includes higher fee revenues related to the partial fee harmonization.

Costs of services increased 19% to $43.0 million in the second quarter. The increase was primarily due to the Acquisition, which included three months of costs associated with inspection and appraisal activities versus one month of costs in the second quarter last year. Increases were also driven by incremental costs supporting the growth within the Company’s service revenues including ancillary and logistical services.

Selling, general and administrative (“SG&A”) expenses increased $26.9 million, or 36% in the second quarter of 2018 compared to the second quarter of 2017. This increase is primarily due to the Acquisition, investment in talent to support growth of the Company’s businesses and initiatives, higher incentive compensation driven by year-over-year performance and enhanced sales compensation plans, and an increase in professional fees.

Operating income increased 141% during the second quarter of 2018 to $64.8 million, compared to the second quarter of 2017. This increase is primarily driven from higher total revenues and lower acquisition-related costs, partially offset by higher costs of services, depreciation and amortization, and SG&A expenses. Adjusted operating income7 (non-GAAP measure) increased 27% during the second quarter of 2018 compared to the second quarter of 2017, which excludes the impact of non-recurring acquisition-related costs, and an impairment loss recognized on various technology assets in the second quarter of 2017. There were no adjusting items in the second quarter of 2018.

Net income attributable to stockholders increased $28.1 million, or 159%, in the second quarter of 2018 compared to the second quarter of 2017. This improvement is primarily due to operating income growth, partially offset by higher income tax expense and interest expense. Adjusted net income attributed to stockholders8 (non-GAAP measure) increased 25% during the second quarter of 2018.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders improved 163% to $0.42 in the second quarter of 2018 compared to diluted EPS attributable to stockholders of $0.16 in the second quarter of 2017. Diluted adjusted EPS attributed to stockholders (non-GAAP measure) increased 27% during the second quarter of 2018.

7	Adjusted operating income is a non-GAAP measure. The Company uses income statement and balance sheet performance scorecards to align its operations with its strategic priorities. The Company concentrates on a limited number of metrics to ensure focus and to facilitate quarterly performance discussions. The Company’s income statement scorecard includes the performance metric, adjusted operating income. The Company believes that comparing adjusted operating income for different financial periods provides useful information about the growth or decline of operating income for the relevant financial period. The Company calculates adjusted operating income by eliminating from operating income the pre-tax effects of significant non-recurring items that it does not consider to be part of its normal operating results, such as acquisition-related costs, management reorganization costs, severance, retention, gains/losses on sale of certain property, plant and equipment, impairment losses, and certain other items, which the Company refers to as ‘adjusting items’. Adjusted operating income is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures”.

8	Adjusted net income attributable to stockholders is a non-GAAP financial measure. The Company believes that comparing adjusted net income attributable to stockholders for different financial periods provides useful information about the growth or decline of its net income attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items. The Company does not consider to be part of its normal operating results. Adjusted net income attributable to stockholders represents net income attributable to stockholders excluding the effects of adjusting items and is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures”.

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Auctions & Marketplaces Segment Performance Highlights

GTV increased 14% to $1.4 billion in the second quarter compared to $1.3 billion in the second quarter of 2017. The increase is primarily attributable to the Acquisition, improved live and online auction performance, strong price performance and a higher-value equipment mix in both live and online auctions. The increase was partially offset by continuing equipment supply constraints, as well as the reduction in the number of live industrial on site auctions and sale days over the comparative period.

A&M total revenues increased 21% to $274.3 million in the second quarter compared to $226.4 million in the second quarter of 2017 led by incremental volume from the Acquisition, improved live and online auction performance, increased volume of inventory contracts, and the partial fee harmonization. A&M revenue rate for the second quarter was 19.2%; a 120-basis point increase over the same quarter last year.

A&M agency proceeds (non-GAAP measure) improved 25% to $192.5 million versus $154.6 million in the second quarter of 2017 driven by GTV and service revenues growth and higher fee revenues. The overall A&M agency proceeds rate (non-GAAP measure) improved 120 basis points to 13.5% from 12.3% in the second quarter of 2017.

Dividend Information

The Company declared on August 9, 2018, a quarterly cash dividend of $0.18 per common share payable on September 19, 2018 to shareholders of record on August 29, 2018.

Q2 2018 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended June 30, 2018, at 8am Pacific time / 11 am Eastern time / 4 pm GMT on August 10, 2018. The replay of the webcast will be available through September 7, 2018.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a multitude of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the Company's selling channels include: Ritchie Bros. Auctioneers, the world's largest industrial auctioneer offering live on site auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing its exclusive IronClad Assurance® equipment condition certification program; Marketplace-E, an online auction marketplace; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about the unprecedented choice provided by Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three months ended June 30, 2018			Six months ended June 30, 2018
			% Change			% Change
(in U.S. $000's, except EPS)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
GTV	$1,426,412	$1,254,318	14%	$2,587,124	$2,153,728	20%
Revenues:
Service revenues	$214,346	$172,749	24%	$390,362	$296,128	32%
Revenue from inventory sales	94,184	79,864	18%	178,346	155,912	14%
Total revenues	308,530	252,613	22%	568,708	452,040	26%
Operating expenses:
Costs of services	43,033	36,292	19%	79,690	60,632	31%
Cost of inventory sold	81,702	71,726	14%	157,493	135,127	17%
SG&A expenses	101,259	74,377	36%	198,729	144,952	37%
Acquisition-related costs	1,399	22,948	(94%)	3,032	31,575	(90%)
Depreciation and amortization expenses	16,537	11,872	39%	32,728	22,210	47%
Gain on disposition of property, plant and equipment	(271)	(308)	(12%)	(616)	(1,029)	(40%)
Impairment loss	-	8,911	(100%)	-	8,911	(100%)
Foreign exchange loss (gain)	76	(93)	(182%)	(16)	(823)	(98%)
Total operating expenses	243,735	225,725	8%	471,040	401,555	17%
Operating income	64,795	26,888	141%	97,668	50,485	93%
Interest expense	(10,937)	(8,620)	27%	(22,247)	(16,753)	33%
Other, net	900	3,470	(74%)	1,813	5,754	(68%)
Income before income taxes	54,758	21,738	152%	77,234	39,486	96%
Income tax expense	9,031	4,025	124%	14,300	11,340	26%
Net income	$45,727	$17,713	158%	$62,934	$28,146	124%
Net income attributable to:
Stockholders	$45,717	$17,635	159%	$62,855	$28,012	124%
Non-controlling interests	10	78	(87%)	79	134	(41%)
	$45,727	$17,713	158%	$62,934	$28,146	124%
Earnings per share attributable to stockholders:
Basic	$0.42	$0.16	163%	$0.58	$0.26	123%
Diluted	$0.42	$0.16	163%	$0.58	$0.26	123%
Weighted average number of share outstanding:
Basic	107,864,030	107,004,902	1%	107,610,679	106,928,672	1%
Diluted	109,019,708	108,238,660	1%	108,832,776	108,014,228	1%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	June 30,	December 31,
	2018	2017
Assets

Cash and cash equivalents	$210,566	$267,910
Restricted cash	118,714	63,206
Trade and other receivables	188,993	92,105
Inventory	63,636	38,238
Other current assets	28,765	27,610
Income taxes receivable	12,988	19,418
Total current assets	623,662	508,487

Property, plant and equipment	512,527	526,581
Equity-accounted investments	6,674	7,408
Other non-current assets	26,188	24,146
Intangible assets	253,036	261,094
Goodwill	672,909	670,922
Deferred tax assets	22,530	18,674
Total assets	$2,117,526	$2,017,312

Liabilities and Equity

Auction proceeds payable	$324,505	$199,245
Trade and other payables	150,785	164,553
Income taxes payable	6,874	732
Short-term debt	4,056	7,018
Current portion of long-term debt	9,086	16,907
Total current liabilities	495,306	388,455

Long-term debt	741,278	795,985
Other non-current liabilities	39,130	46,773
Deferred tax liabilities	37,348	32,334
Total liabilities	1,313,062	1,263,547

Contingencies
Contingently redeemable performance share units	12,965	9,014
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 108,202,351 (December 31, 2017: 107,269,783)	166,898	138,582
Additional paid-in capital	41,410	41,005
Retained earnings	628,341	602,609
Accumulated other comprehensive loss	(50,280)	(42,514)
Stockholders' equity	786,369	739,682
Non-controlling interest	5,130	5,069
Total stockholders' equity	791,499	744,751
Total liabilities and equity	$2,117,526	$2,017,312

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Six months ended June 30,	2018	2017
Cash provided by (used in):
Operating activities:
Net income	$62,934	$28,146
Adjustments for items not affecting cash:
Depreciation and amortization expenses	32,728	22,210
Impairment loss	-	8,911
Stock option compensation expense	4,483	8,076
Equity-classified PSU expense	6,261	2,045
Deferred income tax expense (recovery)	922	(4,823)
Unrealized foreign exchange loss (gain)	92	(1,487)
Amortization of debt issuance costs	2,073	1,057
Other, net	(4,879)	(1,820)
Net changes in operating assets and liabilities	3,244	53,692
Net cash provided by operating activities	107,858	116,007
Investing activities:
Acquisition of IronPlanet, net of cash acquired	-	(674,080)
Property, plant and equipment additions	(5,802)	(4,274)
Intangible asset additions	(12,273)	(10,124)
Proceeds on disposition of property, plant and equipment	1,633	2,451
Other, net	(4,674)	-
Net cash used in investing activities	(21,116)	(686,027)
Financing activities:
Dividends paid to stockholders	(36,588)	(36,348)
Dividends paid to NCI	-	(41)
Issuances of share capital	18,049	6,033
Payment of withholding taxes on issuance of shares	(3,357)	-
Proceeds from short-term debt	308	6,850
Repayment of short-term debt	(3,372)	(17,208)
Proceeds from long-term debt	-	325,000
Repayment of long-term debt	(56,555)	(100,575)
Debt issue costs	-	(12,388)
Repayment of finance lease obligations	(1,774)	(858)
Other, net	(1,176)	(1,350)
Net cash provided by (used in) financing activities	(84,465)	169,115
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(4,113)	10,310
Decrease	(1,836)	(390,595)
Beginning of period	331,116	758,089
Cash, cash equivalents, and restricted cash, end of period	$329,280	$367,494

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A&M Segment Information

(Expressed in thousands of United States dollars)

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Service revenues	$180,067	$146,509	23%	$328,472	$249,539	32%
Revenue from inventory sales	94,184	79,864	18%	178,346	155,912	14%
Total revenues	274,251	226,373	21%	506,818	405,451	25%
Costs of services	21,381	20,978	2%	42,829	33,565	28%
Cost of inventory sold	81,702	71,726	14%	157,493	135,127	17%
SG&A expenses	95,959	70,977	35%	188,961	138,088	37%
Impairment loss	-	8,911	(100%)	-	8,911	(100%)
A&M profit	$75,209	$53,781	40%	$117,535	$89,760	31%

Selected Data

(Unaudited)

Live industrial auction data

	As at and for three months ended June 30,			As at and for the six months ended June 30,
			% Change			% Change
	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Number of consignments at industrial auctions	14,700	16,700	(12)%	25,450	28,050	(9)%
Number of bidder registrations at industrial auctions	141,500	163,500	(13)%	260,500	278,000	(6)%
Number of buyers at industrial auctions	36,350	40,400	(10)%	65,350	69,550	(6)%
Number of lots at industrial auctions	103,500	108,000	(4)%	184,500	192,000	(4)%
Number of permanent operational sites	35	39	(10)%	35	39	(10)%
Number of regional operational sites	5	6	(17)%	5	6	(17)%
Total auction sites	40	45	(11)%	40	45	(11)%
Number of industrial auctions	50	70	(29)%	85	111	(23)%

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Additional Topic 606 Information

The following table reconciles revenues as previously reported to total revenues under Topic 606:

	Prior to January 1, 2018	New Revenue Standard Adjustments		On and after January 1, 2018
(in U.S. $000's)	Revenues as previously reported (a)	Cost of inventory sold[1] (b)	Ancillary and logistical service expenses[2] (c)	Total revenues under the new standard (a)+(b)+(c)=(d)
Quarter ended:
December 31, 2017	$178,785	$98,895	$14,070	$291,750
September 30, 2017	141,047	72,476	13,878	227,401
June 30, 2017	166,186	71,726	14,701	252,613
March 31, 2017	124,499	63,401	11,527	199,427
Full year 2017	$610,517	$306,498	$54,176	$971,191

The following table reconciles cost of services as previously reported to cost of services under Topic 606:

	Prior to January 1, 2018	New Revenue Standard Adjustments	On and after January 1, 2018
(in U.S. $000's)	Costs of services (a)	Ancillary and logistical service expenses[2] (b)	Costs of services under the new standard (a) + (b) = (c)
Quarter ended:
December 31, 2017	$25,026	$14,070	$39,096
September 30, 2017	19,583	13,878	33,461
June 30, 2017	21,591	14,701	36,292
March 31, 2017	12,813	11,527	24,340
Full year 2017	$79,013	$54,176	$133,189

1.	These amounts were historically disclosed under the Consolidated Financial Statement note entitled "Revenue" and are now presented on the face of the Company’s consolidated income statements effective January 1, 2018. Second and third quarter 2017 amounts were restated in the fourth quarter of 2017 to conform with current presentation of certain government contracts.
2.	Effective January 1, 2018, ancillary and logistical service expenses are now reported within costs of services under the Consolidated Financial Statement note entitled "Operating Expenses".

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Non-GAAP Measures

This news release makes reference to various non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

The following table presents the Company’s agency proceeds (non-GAAP measure) and agency proceeds adjusted operating income rate (non-GAAP measure) results for the three and six months ended June 30, 2018 and 2017, as well as reconciles those metrics to total revenues and operating income margin, which are the most directly comparable GAAP measures in, or calculated from, the Company’s consolidated income statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Operating income	$64,795	$26,888	141%	$97,668	$50,485	93%

Pre-tax adjusting items:

Accelerated vesting of assumed options	-	4,752	(100%)	-	4,752	(100%)

Acquisition and finance structure advisory	-	9,063	(100%)	-	9,063	(100%)

Severance and retention	-	1,447	(100%)	-	1,447	(100%)

Impairment loss	-	8,911	(100%)	-	8,911	(100%)
Adjusted operating income (non-GAAP measure)	64,795	51,061	27%	97,668	74,658	31%

Total revenues	308,530	252,613	22%	568,708	452,040	26%

Less: cost of inventory sold	(81,702)	(71,726)	14%	(157,493)	(135,127)	17%

Less: ancillary and logistical service expenses	(19,980)	(14,701)	36%	(34,560)	(26,228)	32%

Agency proceeds (non-GAAP measure)	$206,848	$166,186	24%	$376,655	$290,685	30%

Operating income margin	21.0%	10.6%	1040 bps	17.2%	11.2%	600 bps

Agency proceeds adjusted operating income rate (non-GAAP measure)	31.3%	30.7%	60 bps	25.9%	25.7%	20 bps

Three months ended June 30, 2018 compared with three months ended June 30, 2017

There were no adjusting items for the three months ended June 30, 2018.

The adjusting items for the three months ended June 30, 2017 were:

•	$4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Acquisition
•	$9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs
•	$1.4 million ($0.9 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition
•	$8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets

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Six months ended June 30, 2018 compared with six months ended June 30, 2017

There were no adjusting items for the six months ended June 30, 2018.

The adjusting items for the six months ended June 30, 2017 were all recognized in the second quarter of 2017 and are detailed above.

The following table presents the Company’s adjusted net income attributable to stockholders (non-GAAP measure) and diluted adjusted EPS attributable to stockholders (non-GAAP measure) results for the three and six months ended June 30, 2018, and 2017, as well as reconciles those metrics to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the Company’s consolidated income statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's, except share and per share data)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Net income attributable to stockholders	$45,717	$17,635	159%	$62,855	$28,012	124%
Pre-tax adjusting items:
Accelerated vesting of assumed options	-	4,752	(100%)	-	4,752	(100%)
Acquisition and finance structure advisory	-	9,063	(100%)	-	9,063	(100%)
Severance and retention	-	1,447	(100%)	-	1,447	(100%)
Impairment loss	-	8,911	(100%)	-	8,911	(100%)
Current income tax effect of adjusting items:
Acquisition and finance structure advisory	-	(2,447)	(100%)	-	(2,447)	(100%)
Severance and retention	-	(564)	(100%)	-	(564)	(100%)
Impairment loss	-	(2,361)	(100%)	-	(2,361)	(100%)
Current income tax adjusting item:
Change in uncertain tax provision	-	-	n/a	-	2,290	(100%)
Adjusted net income attributable to stockholders (non-GAAP measure)	$45,717	$36,436	25%	$62,855	$49,103	28%
Effect of dilutive securities	$-	$(545)	(100%)	$-	$(176)	(100%)
Weighted average number of dilutive shares outstanding	109,019,708	108,238,660	1%	108,832,776	108,014,228	1%

Diluted earnings per share attributable to stockholders	$0.42	$0.16	163%	0.58	0.26	123%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.42	$0.33	27%	0.58	0.45	29%

Three months ended June 30, 2018 compared with three months ended June 30, 2017

There were no adjusting items for the three months ended June 30, 2018.

The adjusting items for the three months ended June 30, 2017 were:

•	$4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Acquisition
•	$9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs
•	$1.4 million ($0.9 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition
•	$8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets

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Six months ended June 30, 2018 compared with six months ended June 30, 2017

There were no adjusting items for the six months ended June 30, 2018.

The adjusting items for the six months ended June 30, 2017 were:

Recognized in the second quarter of 2017

•	As detailed above.

Recognized in the first quarter of 2017

•	$2.3 million (or $0.02 per diluted share) charge related to the change in uncertain tax provisions

The following table presents the Company’s agency proceeds (non-GAAP measure) results for the three and six months ended June 30, 2018 and 2017, as well as reconciles that metric to total revenues, which is the most directly comparable GAAP measure in the Company’s consolidated income statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Total revenues	$308,530	$252,613	22%	$568,708	$452,040	26%
Less: cost of inventory sold	(81,702)	(71,726)	14%	(157,493)	(135,127)	17%
Less: ancillary and logistical service expenses	(19,980)	(14,701)	36%	(34,560)	(26,228)	32%
Agency proceeds (non-GAAP measure)	$206,848	$166,186	24%	$376,655	$290,685	30%

The following table presents the Company’s A&M agency proceeds (non-GAAP measure) and A&M agency proceeds rate (non-GAAP measure) results for the three and six months ended June 30, 2018, and 2017, as well as reconciles those metrics to A&M total revenues and A&M revenue rate, which are the most directly comparable GAAP measures in, or calculated from, the Company’s consolidated financial statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
A&M total revenues	$274,251	$226,373	21%	$506,818	$405,451	25%
Less: cost of inventory sold	(81,702)	(71,726)	14%	(157,493)	(135,127)	17%
A&M agency proceeds (non-GAAP measure)	192,549	154,647	25%	349,325	270,324	29%

GTV	$1,426,412	$1,254,318	14%	$2,587,124	$2,153,728	20%

A&M revenue rate	19.2%	18.0%	120 bps	19.6%	18.8%	80 bps
A&M agency proceeds rate (non-GAAP measure)	13.5%	12.3%	120 bps	13.5%	12.6%	90 bps

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@rbauction.com

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